-4-

Exhibit 16


ERNST & YOUNG                Ernst & Young LLP         Phone: (212) 773-3000
                              5 Times Square           www.ey.com
                             New York, NY 10036



July 21, 2006


Securities and Exchange Commission
100 F Street N.E.
Washington, DC 20549-7561


Gentlemen:


We have read Item 4.01 of Form 8-K, dated July 21, 2006, of North European Oil Royalty Trust and are in agreement with the first, second and third sentences of the second paragraph on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


Very truly yours,


/s/ Ernst & Young LLP